UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

NuPathe Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective as of July 25, 2012, Jane H. Hollingsworth resigned as Chief Executive Officer, and as a director, of NuPathe Inc. (the “Company”).  To the knowledge of the executive officers of the Company, Ms. Hollingsworth’s resignation as a director was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective as of July 25, 2012, the Company’s Board of Directors (the “Board”) appointed Armando Anido as Chief Executive Officer, and as a director, of the Company.

Mr. Anido has more than 30 years of executive, operational and commercial leadership experience in the biopharmaceutical industry. He is currently a member of the board of directors of Respira Therapeutics, Inc., and was a member of the board of directors of Adolor Corporation from August 2003 until it was sold to Cubist Pharmaceuticals, Inc. in December 2011. From July 2006 to December 2011, Mr. Anido was Chief Executive Officer, President and a member of the board of directors of Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), where under his leadership, sales grew from $42 million in 2005 to more than $260 million in 2011 and market capitalization increased from $200 million to more than $900 million. Prior to Auxilium, Mr. Anido was the Executive Vice President, Sales and Marketing for MedImmune, Inc., a biotechnology company focused on developing and marketing products in the therapeutic areas of cancer, infectious disease and immune regulation, where he was responsible for worldwide commercialization of their portfolio. He also served on MedImmune’s Executive Committee and Product Development Committee. Prior to joining MedImmune in 1999, from 1995 to 1999, Mr. Anido was with GlaxoWellcome, Inc. where he served as Vice President, Central Nervous System Marketing, responsible for the commercialization of the migraine, epilepsy and depression businesses in the U.S. Under his leadership, GlaxoWellcome’s migraine business grew to nearly $1 billion in revenues spearheaded by the rapid growth of Imitrex (sumatriptan).  Mr. Anido received his B.S. in Pharmacy and his M.B.A. in Marketing and Finance from West Virginia University.

With more than 30 years of experience in the biopharmaceutical industry, Mr. Anido will bring additional and valuable executive, operational and commercial expertise to the Board and the Company.

The Company will make all other required disclosures relating to the agreements entered into with Mr. Anido and Ms. Hollingsworth in connection with the above matters within the time period prescribed by the General Instructions to Form 8-K.

Item 7.01     Regulation FD Disclosure.

On July 25, 2012, the Company issued a press release announcing:

•                  the resignation of Ms. Hollingsworth as Chief Executive Officer, and as a director, of the Company and

•                  the appointment of Mr. Anido as Chief Executive Officer, and as a director, of the Company.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 25, 2012, issued by NuPathe Inc.

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The information contained in Item 7.01 of this Form 8-K and Exhibit 99.1 hereto are being “furnished” to the Securities and Exchange Commission.  Such information shall not be incorporated by reference into any filings of NuPathe Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934 (regardless of any general incorporation language in such filing) unless expressly incorporated into such filing by specific reference to the “furnished” information contained herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

By:	/s/ Michael F. Marino
Michael F. Marino
Vice President and General Counsel

Dated: July 25, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 25, 2012, issued by NuPathe Inc.